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                                                                  Exhibit 10.6.1

                                    AMENDMENT

        This Amendment to the Agreement dated December 26, 1996 between Norris Communications, Inc. ("Norris") and Lanier Worldwide, Inc. ("Lanier") is made and entered into this 19th day of May, 1998.

                                   WITNESSETH


        WHEREAS, Lanier and Norris executed an Agreement dated December 26, 1996, pursuant to which Norris manufactures and sells to Lanier certain products for resale under Lanier's name and trademarks; and

        WHEREAS, the Agreement provides that it shall continue in full force and effect through and including December 26, 2000; and

        WHEREAS, Lanier and Norris mutually desire that the term of Agreement be extended for one year and continue in full force and effect through and including December 26, 2001; and

        WHEREAS, Lanier and Norris mutually desire that all other terms and conditions of the Agreement remain unchanged.

        NOW, THEREFORE, in consideration of the premises, and mutual promises and agreements contained herein, Lanier and Norris, intending to be legally bound, hereby agree as follows:

        1. Article 14 of the Agreement is hereby amended to state the following:

Article 14.  DURATION OF THE AGREEMENT

        This Agreement shall be deemed to come into force on the 26th day of December, 1996, and unless earlier terminated in accordance with the provisions of this Agreement, shall continue in full force and effect until and including the 26th day of December, 2001. This Agreement shall be



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automatically renewed for 1 (one) year and thereafter from year to year, unless either of the parties hereto gives the other party at least 6 (six) months prior written notice to terminate this Agreement before the expiration of the initial or any renewed term of this Agreement. If such prior written notice is sent by either party, then this Agreement shall terminate on the initial or, as the case may be, duly renewed expiration date hereof.

        2. All other terms and conditions in the Agreement remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


LANIER WORLDWIDE, INC.                  NORRIS COMMUNICATIONS, INC.

By: \s\ BRIAN R. BERGIN                 By: \s\ ALFRED H. FALK
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Name: Brian R. Bergin                   Name: Alfred H. Falk
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Title: Vice President, Product Mktg.    Title: President
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